Exhibit 99.2
                                                                    ------------

JOINT FILER INFORMATION

1.       Name:                                Isaac Perlmutter
         Address:                             P.O. Box 1028
                                              Lake Worth, FL 33460
         Designated Filer:                    Isaac Perlmutter
         Issuer and Ticker Symbol:            Marvel Entertainment, Inc. (MVL)
         Statement for Month/Day/Year:        10/12/2006


2.       Name:                                Object Trading Corp.
         Address:                             P.O. Box 1028
                                              Lake Worth, FL 33460
         Designated Filer:                    Isaac Perlmutter
         Issuer and Ticker Symbol:            Marvel Entertainment, Inc. (MVL)
         Statement for Month/Day/Year:        10/12/2006

3.       Name:                                Isaac Perlmutter Trust 01/28/1993
         Address:                             P.O. Box 1028
                                              Lake Worth, FL 33460
         Designated Filer:                    Isaac Perlmutter
         Issuer and Ticker Symbol:            Marvel Entertainment Inc. (MVL)
         Statement for Month/Day/Year:        10/12/2006





By:  /s/ Benjamin Dean                        Date:   10/13/2006
   -------------------------------------
         Benjamin Dean, attorney in fact
         for Isaac Perlmutter

Object Trading Corp.

By:  /s/ Benjamin Dean                        Date:   10/13/2006
   -------------------------------------
         Benjamin Dean, duly authorized

Isaac Perlmutter Trust 01/28/1993

By:  /s/ Benjamin Dean                        Date:   10/13/2006
   -------------------------------------
         Benjamin Dean, duly authorized